Amendment
To
Transfer Agency Services Agreement

This Amendment To Transfer Agency Services Agreement, dated as of September 3, 2015 ("Amendment"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each of Destra Investment Trust ("Trust") and Destra Investment Trust II (“Trust II”, and together with Trust, the “Trusts”).

Background

BNYM and Trust previously entered into the Transfer Agency Services Agreement made as of "December __, 2010", which BNYM and Trust agree should have been dated December 10, 2010 ("Original Agreement").  Subsequently, (i) BNYM, Trust and Trust II entered into a Joinder Agreement, made as of March 25, 2011, whereby Trust II joined Trust and BNYM as a party to the Original Agreement ("Joinder"), and (ii) the Trusts and BNYM entered into an Amendment to Transfer Agency Services Agreement, made as of January 28, 2013 ("First Amendment", and together with the Original Agreement and Joinder, the “Current Agreement”).  The parties wish to amend the Current Agreement as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.           Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with the Exhibit A attached to Amendment To Transfer Agency Services Agreement, dated as of June 30, 2015, between BNYM and the Trusts.

2.           Adoption of Amended Agreement by New Funds. Each Fund listed on Exhibit A to this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it is a party to the Current Agreement as amended by this Amendment ("Amended Agreement") as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term "Fund" has the same meaning in this Amendment as it has in the Current Agreement.

3.           Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.           Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment.

5.           Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

6.           Facsimile Signatures; Counterparts. This Amendment may be executed in one or more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By: _________________________________

Name: ______________________________

Title: _______________________________

Destra Investment Trust
On its own behalf and on behalf of each of its Funds listed on Exhibit A hereto in its individual and separate capacity, and not on behalf of any other Fund

By: __________________________________

Name: ________________________________

Title: _________________________________

Destra Investment Trust II
On its own behalf and on behalf of each of its Funds listed on Exhibit A hereto in its individual and separate capacity, and not on behalf of any other Fund

By: __________________________________

Name: ________________________________

Title: _________________________________

EXHIBIT A

(Dated: September 3, 2015)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement among BNY Mellon Investment Servicing (US) Inc. and each of Destra Investment Trust and Destra Investment Trust II.

Funds

Destra Investment Trust
Destra Dividend Total Return Fund
Destra Wolverine Alternative Opportunities Fund*

Destra Investment Trust II
Destra Focused Equity Fund
Destra Preferred and Income Securities Fund

*Services expected to commence August 1, 2015.